                                                                    EXHIBIT 2(a)


                            STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT, dated as of February 11, 1999, by and amongst U.S. Imaging, Inc., a Texas corporation ("USI" or the "Company"), US Diagnostic Inc., a Delaware corporation ("USD") and United Radiology Associates, Inc., a Texas corporation ("URA").

                                   WITNESSETH:

         WHEREAS, USD owns 100% of the outstanding capital stock of USI (the "Company Stock"), and Fort Bend Imaging, Inc., Fannin Street Imaging, Inc., Steeplechase Diagnostic Center, Inc., East Side Imaging, Inc., Gulf Coast Imaging Services Inc., and San Antonio Diagnostic Imaging, Inc., all Texas corporations, are direct wholly-owned subsidiaries of USI (collectively, the "Subsidiaries"); and

         WHEREAS, the Company and the Subsidiaries are engaged in the business of owning and operating diagnostic imaging centers primarily in Houston and San Antonio, Texas; and

         WHEREAS, subject to the limitations and exclusions contained in this Agreement and on the terms and conditions hereinafter set forth, USD desires to sell, and URA desires to purchase, the Company Stock (the "Acquisition"); and

         WHEREAS, in addition, URA desires to acquire from USD, and USD desires to sell to URA, certain assets relating to the south central billing office of USD, which assets are being acquired pursuant to that certain Asset Purchase Agreement by and between USD and URA of even date herewith (the "Asset Purchase Agreement"); and

         NOW THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements herein contained, the parties hereto do hereby agree as follows:

                                    ARTICLE I
                     PURCHASE AND SALE OF THE COMPANY STOCK
                     --------------------------------------

         1.01. AGREEMENT TO PURCHASE. At the Closing, URA shall purchase the Company Stock from USD, upon and subject to the terms and conditions of this Agreement, in exchange for the Purchase Price (as defined in Section 1.02 hereof).

         1.02. PURCHASE PRICE. Subject to the terms and conditions of this Agreement, in reliance on the representations, warranties and agreements of USD and the Company contained herein, and in full and complete consideration of the sale, assignment, transfer and delivery of the Company Stock, the purchase price (the "Purchase Price") for the Company Stock shall be $11,650,000 (Eleven Million, Six Hundred and Fifty Thousand Dollars) which shall be comprised of (i) $8,612,351 (Eight Million, Six Hundred Twelve Thousand, Three Hundred and Fifty-One Dollars), payable at the Closing, (ii) plus the assumption, release and extinguishment of the specific liabilities set forth in
Section 4.03 in accordance with Section 4.03 and (iii) the delivery by URA of a secured promissory note payable to USD in the aggregate principal amount of $1,850,000 (One Million, Eight Hundred and Fifty Thousand Dollars) in the form set forth as EXHIBIT A hereto (the "Promissory Note") which Promissory Note shall be (i) personally guaranteed by Dr. L.E. Richey, M.D. pursuant to the form of guaranty set forth as EXHIBIT B hereto (the "Personal Guaranty") and (ii) secured by the security interest granted by URA pursuant to the form of Security Agreement set forth as Exhibit C hereto (the "Security Agreement"). USD shall cause the Company to continue to pay all payables in the ordinary course of business through February 12, 1999 including, but not limited to all Company payroll, taxes, notes, rental payments, insurance and trade, consistent with prior practice of USD and the Company.

         1.03. CLOSING. The Closing of the transactions contemplated by this Agreement will take place at the offices of USD or at such other place as the parties may agree in writing at 5:00 p.m. (local time) on February 12, 1999, or at such other time as the parties may agree in writing (the "Closing Date").

         1.04. FURTHER ASSURANCES. After the Closing, each party hereto shall from time to time, at the request of any other party hereto and without further cost or expense to the requesting party, execute and deliver such other instruments of conveyance and transfer and take such other actions as the requesting party may reasonably request, in order to carry out the intent of this Agreement and the documents referred to herein. For a period of no less than 90 days after the Closing Date, USD shall from time to time at the request of URA, provide assistance in the transition of operations in the Company, which shall include, but not be limited to, assistance with human resource issues, transfer of utilities, computer related issues, insurance, service agreements and other matters related to the operation of the Company.

                                   ARTICLE II
              REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND USD
              -----------------------------------------------------

         The Company and USD hereby represent, covenant and warrant to URA as follows:

         2.01. ORGANIZATION, GOOD STANDING. Each of the Company and the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns. The copies of the articles of incorporation of the Company and each of the Subsidiaries attached hereto as SCHEDULE 2.01 are complete and correct copies of such instruments as presently in effect.


         2.02. CAPITALIZATION. (a) As of the date hereof, the authorized capital stock of the Company is fully described in SCHEDULE 2.02 and is true and correct in all respects. All issued and outstanding shares of capital stock of the Company are duly and validly authorized, issued, fully paid and nonassessable. There are no outstanding (a) securities convertible into or exchangeable for the Company capital stock; (b) options, warrants or other rights to purchase or subscribe to capital stock of the Company or securities convertible into or exchangeable for capital stock of the Company; or (c) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance of any capital stock of the Company, any such convertible or exchangeable securities or any such options, warrants or rights. USD owns the Company Stock free and clear of all liens, security interests and encumbrances and upon delivery of the certificates in accordance with this agreement, URA will be the record and beneficial owner and holder of Company Stock, free and clear of all security interests, liens and encumbrances. The Company does not own any capital stock or other equity securities of any corporation, partnership, or other entity or any rights to acquire any equity or ownership interest in any business other than the Subsidiaries listed on SCHEDULE 2.02.

         2.03. AUTHORIZATION, ETC. The Company has corporate power and authority, and USD has corporate power and authority, to enter into this Agreement and to carry out the transactions contemplated hereby. The Company has taken all action required by law, its charter documents, or otherwise to be taken by it to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement is a valid and binding agreement of the Company and USD enforceable in accordance with its terms.

         2.04. FINANCIAL STATEMENTS. The Company and USD have heretofore delivered to URA audited consolidated financial statements of USD for the fiscal years ended December 31, 1996 and 1997 (the "USD Financial Statements") and the unaudited financial statements of the USI and it Subsidiaries on a consolidated basis (i) for the fiscal year ended December 31, 1997, (ii) for the nine months ended September 30, 1998 and (iii) for the month ended October 31, 1998 (the "Company Financial Statements," and together with the USD Financial Statements, the "Financial Statements") . The USD Financial Statements and the notes thereto fairly present the assets, liabilities, financial condition and results of operations of USD, and the Company Financial Statements and the notes thereto fairly present the assets, liabilities, financial condition and results of operations of USI and its Subsidiaries on as consolidated basis, all as at the respective dates thereof and for the periods referred to therein, and all in accordance with generally accepted accounting principles, subject, in the case of interim Financial Statements, to normal recurring year-end adjustments and the absence of notes, consistently applied throughout the periods involved, except as disclosed in the notes to the Financial Statements.

         2.05. CONSENTS AND APPROVALS OF GOVERNMENTAL AUTHORITIES AND OTHERS. Except as set forth on SCHEDULE 2.05, no material consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.


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

         2.06. COMPLIANCE WITH LAW. Since June 4, 1996, the operations of the Company have been conducted in accordance with all material applicable laws, regulations and other requirements of all national governmental authorities, and of all states, municipalities and other political subdivisions and agencies thereof, having jurisdiction over, including, without limitation, all such laws, regulations and requirements relating to consumer protection, equal opportunity, health, occupational safety, pension and securities matters, including those promulgated by the Health Care Financing Administration and the Texas Department of Health. Except as set forth on SCHEDULE 2.06, the Company has not received any notification of any assorted present or past failure by the Company to comply with any material laws, rules or regulations.

         2.07. BROKERS AND FINDERS. Neither USD nor the Company, nor any of their officers, directors or employees, has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

         2.08. OWNERSHIP OF EQUIPMENT. The medical equipment and the office equipment located at the centers listed on SCHEDULE 2.08 hereto, as of the date hereof, is owned by either the Company or a Subsidiary.

                                   ARTICLE III
                      REPRESENTATIONS AND WARRANTIES OF URA
                      -------------------------------------

URA represents and warrants to the Company and USD as follows:

         3.01. CORPORATE ORGANIZATION; ETC. URA is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has the power and authority to carry on its business as now being conducted and to own the properties and assets it now owns.

         3.02. AUTHORIZATION, ETC. URA has corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. URA has taken all action required by law, its Articles of Incorporation and By-Laws or otherwise to authorize the execution and delivery of this Agreement and the transactions contemplated hereby, and this Agreement is a valid and binding agreement of URA enforceable against URA in accordance with its terms. URA has the absolute and unrestricted right, power, and authority to execute, deliver, and perform its obligations under, this Agreement (and the agreements referenced herein). No filing by URA under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 is required in connection with the Acquisition.

         3.03. CERTAIN PROCEEDINGS. There is no pending proceeding that has been commenced against URA that challenges, or may have the effect of preventing, delaying, making illegal, or



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otherwise interfering with, any of the transactions contemplated hereby. To
URA's actual knowledge, no such proceeding has been threatened.

         3.05 BROKERS OR FINDERS. Neither URA nor any of its officers, directors, employees or shareholders has employed any broker or finder, or incurred any liability, contingent or otherwise, for any brokerage fees, commissions, finders' fees or other similar payment in connection with the transactions contemplated by this Agreement and will indemnify and hold the Company and USD harmless from any such payment alleged to be due by or through URA as a result of the action of URA or any of its officers, directors, employees or shareholders.

                                   ARTICLE IV
                      COVENANTS OF THE COMPANY, USD AND URA
                      -------------------------------------

The parties hereto hereby covenant and agree as follows:

         4.01. CONSENTS. The Company will use its best efforts to assist URA in obtaining all necessary approvals from any governmental agencies or departments as may be necessary or desirable in connection with the Acquisition.

         4.02. SUPPLEMENTS TO SCHEDULES. From time to time prior to the Closing, USD and the Company will promptly supplement or amend any Schedule hereto with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in any such Schedule. No supplement or amendment of any such Schedule shall be deemed to be a breach of any representation or warranty made in this Agreement.

         4.03. RELEASE AND ASSUMPTION OF DEBT. URA hereby covenants and agrees to take any and all action necessary to, effective prior to or on the Closing Date, (i) cause USD and/or the Company to be removed as guarantor (and all of its obligations fully extinguished) on the debt instruments listed on SCHEDULE 4.03(a) hereto (collectively, the "Guaranteed Debt") and (ii) to relieve USD and/or the Company from any and all obligations under or relating to (A) the instruments and agreements listed on SCHEDULE 4.03(b), and (B) any and all other instruments or agreements relating to the Company, the centers operated thereby, or the debt or assets thereof, or arising in connection with USD's ownership of the Company (collectively, the "Assumed Obligations") so as to fully and completely extinguish any and all liabilities USD and/or the Company may have with respect to such Assumed Obligations and Guaranteed Debt. Any such action shall include, but not be limited to, the assumption and/or guarantee, as may be necessary, of the Guaranteed Debt or Assumed Obligations by URA or, on URA's behalf, by a third party. All such releases and instruments related to the foregoing shall be in forms satisfactory to counsel for USD and the Company.

         4.04. PAYROLL AND BILLING/COLLECTION SERVICES. URA agrees that, in connection with the consummation of the transactions contemplated hereby and by the Asset Purchase Agreement, it



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

will assume all of the obligations of USD pursuant to that certain Payroll and Billing/Collection Services Agreement dated January 22, 1999 by and among USD, Mohammad Athari, M.D. and Integrated Health Concepts, Inc., a Texas corporation (the "Payroll Agreement"), except for the obligations set forth in Section 1 thereof entitled "Payroll Processing" which obligations shall remain the obligations of USD. URA agrees to indemnify USD and hold it harmless from, against and in respect of, and shall on demand reimburse USD for, all losses, liabilities, damages, costs and expenses arising from or in connection with (i) the assumption by URA of USD's obligations under the Payroll Agreement or (ii) the performance, or lack of performance, by URA of the services required by the Payroll Agreement. The provisions set forth in Section 10.03 shall apply to any claim by USD for indemnification under this Section 4.04

                                    ARTICLE V
                CONDITIONS TO THE COMPANY"S AND USD"S OBLIGATIONS
                -------------------------------------------------

         Each and every obligation of the Company and USD under this Agreement to be performed on or before the Closing shall be subject to the satisfaction, on or before the Closing, of each of the following conditions, unless waived in writing by the Company and USD:

         5.01. REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of URA contained herein shall be in all material respects true and accurate as of the date when made and at and as of the Closing as though such representations and warranties were made at and as of such date, except for changes expressly permitted or contemplated by the terms of this Agreement.

         5.02. PERFORMANCE. URA and Dr. L.E. Richey shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be performed or complied with by them on or prior to the Closing.

         5.03. NO GOVERNMENTAL PROCEEDING OR LITIGATION; HSR. No suit, action, investigation, inquiry or other proceeding by any governmental body or other person or legal or administrative proceeding shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby. The waiting period, if applicable, and any extensions thereof, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 shall have expired.

         5.04. NO INJUNCTION. On the Closing Date there shall be no injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as so provided or imposing any conditions on the consummation of the transactions contemplated hereby which USD deems unacceptable in its sole discretion.

         5.05. ITEMS TO BE DELIVERED AT CLOSING BY URA. At the Closing, URA shall deliver to USD (i) a bank cashier's check or certified check in the amount of the Purchase Price (or a wire transfer of immediately available funds pursuant to wire instructions provided on or before the



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Closing Date); (ii) an officer"s certificate of URA that the representations and warranties contained in Article 3 of this Agreement are true and correct in all material respects at and as of the Closing Date as if made on the Closing Date (except for representations and warranties specifically relating to a time or times other than the Closing Date, which shall be true and correct in all material respects at such time or times); (iii) an executed copy of the Asset Purchase Agreement, Promissory Note, Personal Guaranty and Security Agreement; and (iv) the resignation of Dr. L.E. Richey, M.D., as Chairman of the Board and director of USD.

         5.06. FAIRNESS OPINION. USD shall have received a fairness opinion from an investment banking firm, appraisal firm or accounting firm, in each case of national standing, to the effect that the transactions contemplated by this Agreement and the agreements referenced herein are fair to USD from a financial point of view.

         5.07. GUARANTEED DEBT AND ASSUMED DEBT. USD shall have been fully and completely released and relieved of all liabilities and obligations under the debt instruments listed on SCHEDULES 4.03(a) AND 4.03(b) hereto to the reasonable satisfaction of counsel to USD.

         5.08. RELEASE OF LIENS ON ACCOUNTS RECEIVABLE. DVI Business Credit Corporation, a Delaware corporation, shall have executed, delivered and filed in the appropriate jurisdictions Termination Statements in the forms attached to
SCHEDULE 5.08 hereto relating to the accounts receivable of the Company and its Subsidiaries as set forth on SCHEDULE 5.08 hereto.

                                   ARTICLE VI
                         CONDITIONS TO URA'S OBLIGATIONS
                         -------------------------------

         Each and every obligation of URA under this Agreement to be performed on or before the Closing shall be subject to the satisfaction, on or before the Closing, of each of the following conditions, unless waived in writing by URA:

         6.01. REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties contained in Article II hereof, the Schedules and in all certificates and other documents delivered and to be delivered by the Company and USD pursuant hereto or in connection with the transactions contemplated hereby shall be true, complete and accurate in all material respects as of the date when made and at and as of the Closing Date as though such representations and warranties were made at and as of such date, except for changes expressly permitted or contemplated by the terms of this Agreement and except for representations expressly made as of a particular date.

         6.02. PERFORMANCE. The Company and USD shall have performed and complied, in all material respects, with all agreements, obligations and conditions required by this Agreement to be performed or complied with by them on or prior to the Closing.



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

         6.03. NO GOVERNMENT PROCEEDING OR LITIGATION. No suit, action, investigation, inquiry or other proceeding by any governmental body or other person or legal or administrative proceeding shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.

         6.04. NO INJUNCTION. On the Closing Date there shall be no injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as so provided or imposing any conditions on the consummation of the transactions contemplated hereby which URA deems unacceptable in its sole discretion.

         6.05. DELIVERIES BY USD AND THE COMPANY. At the Closing, the Company and USD shall deliver to URA:

         (i) Certificates representing the Company Stock duly endorsed (or accompanied by duly executed stock powers);

         (ii) An officer's certificate of each of the Company and USD that the representations and warranties contained in Article 2 of this Agreement are true and correct in all material respects at and as of the Closing Date as if made on the Closing Date (except for representations and warranties specifically relating to a time or times other than the Closing Date, which shall be true and correct in all material respects at such time or times) after giving full effect to any supplements to the Schedules which were delivered by the Company or USD to URA prior to or on the Closing Date;

         (iii) A Good Standing certificate including tax status dated within ten days prior to the Closing Date from the Secretary of State of Texas for each of the entities referred to collectively as the Company; and

         (iv) An executed copy of the Asset Purchase Agreement.

         6.06. RESIGNATIONS. On or prior to the Closing Date, the Company shall have received the written resignations of all officers and directors requested by URA.

                                   ARTICLE VII
              CONDUCT OF THE COMPANY'S BUSINESS PENDING THE CLOSING
              -----------------------------------------------------

         7.01. CONDUCT OF BUSINESS. Pending the Closing and except as otherwise expressly consented to or approved by URA in writing, the Company will (i) carry on its business diligently, in the ordinary course, and substantially in the same manner as heretofore conducted, (ii) use its best efforts to preserve its business, to keep available the services of its present personnel, to preserve in full force and effect the contracts, agreements, instruments, leases, licenses, arrangements, and understandings of the Company, and to preserve the good will of its




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suppliers, customers, and others having business relations with any of them, and
(iii) give to URA"s officers, employees, counsel, accountants and other representatives reasonable free and full access to and the right to inspect, during normal business hours, all of the premises, properties, assets, records, contracts and other documents relating to its business and shall permit them to consult with the officers, employees, accountants, counsel and agents of the Company for the purpose of making such investigation of the Company as URA shall desire to make, provided that such investigation shall not unreasonably interfere with the Company"s business operations.

                                  ARTICLE VIII
                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES
                   ------------------------------------------

         8.01. SURVIVAL OF WARRANTIES; INVESTIGATION. The representations, warranties and agreements of the Company, USD and URA contained herein or in any certificates or other documents delivered prior to or at the Closing shall survive the Closing for a period of one (1) year and not be deemed waived or otherwise affected by any investigation made by any party hereto.

                                   ARTICLE IX
                           TERMINATION AND ABANDONMENT
                           ---------------------------

         9.01. METHODS OF TERMINATION. This Agreement may be terminated at any time prior to or on the Closing Date:

         (a) By mutual consent of URA, USD and the Company; or

         (b) By a party hereto, if there has been a material violation or breach by the other party of any agreement, representation or warranty made by it contained in this Agreement which if curable, has not been cured within 15 days after receipt of notice; or

         (c) By either party, if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under the Agreement) on or before February 12, 1999, or such later date as the parties may agree; or

         (d) (i) by USD and the Company, if any of the conditions in Article V have not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of USD to comply with its obligations under this Agreement) and USD has not waived such condition on or before the Closing Date;

             (ii) by URA, if any of the conditions in Article VI have not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of URA to comply with its obligations under this Agreement) and URA has not waived such condition on or before the Closing Date.

         9.02. PROCEDURE UPON TERMINATION. In the event of termination pursuant to Section 9.01 hereof, notice thereof shall forthwith be given to the other parties hereto and the transactions contemplated by this Agreement shall be terminated, without further action by the parties hereto. If the transactions contemplated by this Agreement are terminated as provided herein:

         (a) Each party will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same;

         (b) All confidential information received by any party hereto with respect to the business of any other party shall be treated in accordance with
Section 11.09 hereof; and

         (c) No party hereto shall have any liability or further obligation to any other party to this Agreement except as stated in subparagraphs (a), (b) and
(c) of this Section 9.02, PROVIDED, HOWEVER, that if such termination is a result of the failure of any condition set forth in Article VI hereof, URA shall be entitled to recover from USD all out-of-pocket costs which URA has incurred (including reasonable attorney's fees and expenses).

                                    ARTICLE X
                                 INDEMNIFICATION
                                 ---------------

         10.01. INDEMNIFICATION BY USD. In the event that the transactions contemplated by this Agreement are consummated, USD shall indemnify URA and each of its officers and directors and hold each of them harmless from, against and in respect of and shall on demand reimburse such persons for: (i) all its losses, liabilities, damages, costs and expenses arising from any material misrepresentation or material breach of any representation, warranty, covenant or agreement on the part of USD or the Company under this Agreement; (ii) any and all actions, suits, claims, or legal, administrative, arbitration, governmental or other proceedings or investigations against URA that relate to the Company or its business in which the principal event giving rise thereto occurred after June 4, 1996 and before the Closing Date, or which result from or arise out of any action or inaction after June 4, 1996 and before the Closing Date of USD, the Company or any employee, agent, representative or subcontractor of the Company, (iii) any and all actions, suits, claims, or legal, administrative, arbitration, governmental or other proceedings or investigations against URA that relate to any unpaid tax matters, directly owed by the Company, or by USD with respect to the Company, on a consolidated basis in which the principal event giving rise thereto occurred after June 4, 1996 and before the Closing Date; (iv) to the fullest extent allowed by law, any and all actions, suits, claims, or legal, administrative, arbitration, governmental or other proceedings or investigations brought by a shareholder of the Company and/or of USD relating to the Acquisition; and (v) any and all actions, suits, proceedings, elections, demands, assessments, judgments, costs and expenses, including without limitation, reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid same or to oppose the imposition thereof, or in enforcing this



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indemnity. Notwithstanding the foregoing, in the event that a court of competent jurisdiction having final adjudicative authority and from which no appeal is available shall determine that URA is not entitled to indemnification, then URA shall not be entitled to recover its legal fees with respect to such claim from USD.

         10.02. INDEMNIFICATION BY URA. In the event that the transactions contemplated by this Agreement are consummated, URA shall indemnify USD and hold it harmless from, against and in respect of and shall on demand reimburse USD for: (i) all its losses, liabilities, damages, costs and expenses arising from or in connection with any misrepresentation or breach of any representation, warranty, covenant or agreement on the part of URA under this Agreement; (ii) any and all actions, suits, claims, or legal, administrative, arbitration, governmental or other proceedings or investigations against USD that relate to URA or the business in which the principal event giving rise thereto occurred prior to June 4, 1996 or after the Closing Date or which result from or arise out of any action or inaction prior to June 4, 1996 or after the Closing Date of URA or any officer, employee, agent, representative or subcontractor of URA; and
(iii) any and all actions, suits, proceedings, elections, demands, assessments, judgments, costs and expenses, including without limitation, reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid same or to oppose the imposition thereof, or in enforcing this indemnity. Notwithstanding the foregoing, in the event that a court of competent jurisdiction having final adjudicative authority and from which no appeal is available shall determine that USD is not entitled to indemnification then USD shall not be entitled to recover its legal fees with respect to such claim from URA.

         10.03. PROCEDURES FOR INDEMNIFICATION. Promptly after receipt by an indemnified party under Section 10.01 or 10.02 of notice of the commencement of any action for which indemnification may be available under Section 10.01 or 10.02, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such action, give notice to the indemnifying party of the commencement thereof, but the failure to do so to notify the indemnifying party shall not relieve it of any liability that it may have to any indemnified party except to the extent the indemnifying party demonstrates that the defense of such action is prejudiced thereby. In case any such action shall be brought against an indemnified party and it shall give notice to the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall elect, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such section for any fees of other counsel or any other expenses, in each case subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation and costs and expenses of legal counsel, if the indemnified party and the indemnifying party are both parties to the action and the indemnified party has been advised by counsel that there may be one or more defenses available to it and not available to the indemnifying party. If an indemnifying party assumes the defense of such an action (a) no compromise or settlement thereof may be effected by the indemnifying party without the indemnified party's consent (which shall not be



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

unreasonably withheld) unless (i) there is no finding or admission of any violation of law or any violation of the rights of any person and no effect on any other claims that may be made against the indemnified party and (ii) the sole relief provided is monetary damages that are paid in full by the indemnifying party and (b) the indemnifying party shall have no liability with respect to any compromise or settlement thereof effected without its consent (which shall not be unreasonably withheld). If notice is given to an indemnifying party of the commencement of any action and it does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense thereof, the indemnifying party shall be bound by any determination made in such action or any compromise or settlement thereof effected by the indemnified party. Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that an action may materially and adversely affect it or its affiliates other than as a result of monetary damages, such indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise or settle such action, but the indemnifying party shall have the right to participate in such action and not be bound by any determination of an action so defended or any compromise or settlement thereof effected without its consent (which shall not be unreasonably withheld).

         10.04. SATISFACTION OF INDEMNIFICATION CLAIMS. All indemnification obligations pursuant to Article X shall be paid within a reasonable period of time after a claim for indemnification has been made and its validity finally determined.

         10.05. LIMITATION ON CLAIMS. In order to be entitled to indemnification under this Article X, a claim for indemnification under this Article X must be brought within one (1) year of the Closing Date. USD shall not be required to indemnify URA and/or the Company under Section 10.01 or otherwise unless and only to the extent that the amount of any loss, liability, damage or expense for which URA seeks indemnification under Section 10.01 or otherwise, when aggregated with all other such losses, liabilities, damages or expenses exceeds $200,000, to a maximum aggregate indemnification of $500,000 under Section 10.01 or otherwise; provided, however, that the limitations on indemnification contained in this sentence shall not apply to indemnification by USD pursuant to
Section 10.01(iv).

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS
                            ------------------------

         11.01. WAIVER OF COMPLIANCE. Any failure of the Company and USD, on the one hand, or URA, on the other, to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by the Chairman of the Board or President of URA or USD, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.


         11.02. EXPENSES; TRANSFER TAXES Whether or not the transactions contemplated by this Agreement shall be consummated, each party agrees that all fees and expenses incurred by it in


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

connection with this Agreement shall be borne by it, including, without limitation, all fees of counsel and accountants. URA agrees that it will pay all transfer or other taxes which may be payable in connection with the Acquisition.

         11.03. NOTICES. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or if mailed, certified or registered mail, return receipt requested, with postage prepaid or if delivered to an overnight courier that guarantees next-day delivery.

a)       If to USD, to:
         US Diagnostic Inc.
         777 South Flagler Drive
         Suite 1201 East
         West Palm Beach, Florida  33401
         Attention: Joseph A. Paul
         Telephone: (561) 832-0006
         Telecopy: (561)833-8391
         or to such other person or address as or USD shall furnish to URA in writing.

b)       If to URA, to:
         Todd Richey, President
         United Radiology Associates, Inc.
         1003 South Loop West, Suite 510
         Houston, Texas   77054

         with a copy to:
         Lewis K. Harley, P.C.
         5433 Westheimer Road, Suite 1014
         Houston, Texas   77057
         or to such other person or address as URA shall furnish to USD in writing.

         11.04. ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties hereto.

         11.05. PUBLICITY. Neither USD, the Company nor URA shall make or issue, or cause to be made or issued, any announcement or written statement concerning this Agreement or the transactions contemplated hereby for dissemination to the general public without the prior consent of the other party. This provision shall not apply, however, to any announcement or written statement required to be made by law or the regulations of any federal or state governmental agency or any stock exchange, except that the party required to make such



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announcement shall, whenever practicable, consult with the other party concerning the timing and content of such announcement before such announcement is made.

         11.06. GOVERNING LAW; JURISDICTION COUNTERPARTS; HEADINGS. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of Texas, without regard to its conflicts of law doctrine. The parties hereto (a) hereby irrevocably and unconditionally submit to the exclusive jurisdiction of the courts of the State of Texas located in Harris County or in the United States District Court for the Southern District of Texas for purposes of any suit, action or other proceeding arising out of this Agreement or the subject matter hereof brought by any party hereto, and (b) hereby waive and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court, and (c) hereby waives in any such action, suit, or proceeding any offsets or counterclaims. Each party hereto hereby consent to service of process by certified mail at the address set forth in Section 11.03 hereof and agrees that its submission to jurisdiction and its consent to service of process by mail is made for the express benefit of the other parties hereto. Final judgment against any party hereto in any action, suit or proceeding shall be conclusive, and may be enforced in other jurisdictions by suit, action or proceeding on the conclusive evidence of the fact and of the amount of any indebtedness or liability of such party therein described. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The headings of the Sections and Articles of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

         11.07. ENTIRE AGREEMENT. This Agreement, including the Exhibits and Schedules hereto, and the other documents and certificates delivered pursuant to the terms hereof, including but not limited to the Asset Purchase Agreement, set forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersede all prior agreements, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto.

         11.08. THIRD PARTIES. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or corporation other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

         11.09. CONFIDENTIALITY. Each party hereto will hold and will cause its consultants and advisors to hold in strict confidence, unless compelled to disclose by judicial or administrative


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

process or, in the opinion of its counsel, by other requirements of law, all documents and information concerning the other party furnished it by such other party or its representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (i) previously known by the party to which it was furnished, or (ii) later lawfully acquired from other sources by the party to which it was furnished), and each party will not release or disclose such information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors in connection with this Agreement. If the transactions contemplated by this Agreement are not consummated, such confidence shall be maintained except to the extent such information comes into the public domain through no fault of the party required to hold it in confidence, and such information shall not be used to the detriment of, or in relation to any investment in, the other party and all such documents (including copies thereof) shall be returned to the other party immediately upon the written request of such other party. Each party shall be deemed to have satisfied its obligation to hold confidential information concerning or supplied by the other party if it exercises the same care as it takes to preserve confidentiality for its own similar information.





                           [Intentionally Left Blank]











                                       15
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         IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase
Agreement to be duly executed all as of the day and year first above written.

US DIAGNOSTIC INC.



By: /s/ Joseph A. Paul
    -----------------------------
    Joseph A. Paul, Chief Executive Officer and President


U.S. IMAGING, INC.



/s/ Joseph A. Paul
---------------------------------
BY:
   ------------------------------
ITS:
    -----------------------------


UNITED RADIOLOGY ASSOCIATES, INC.



BY: /s/ Todd Richey
    -----------------------------
    Todd Richey, President







                                       16